EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Santa Fe Financial Corporation (the "Company") on Form 10-Q for the quarterly period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David T. Nguyen, Treasurer and Controller of the Company, serving as its Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

•	The Report fully complies with the requirements of Section 13(a) or 5(d) of the Securities Exchange Act of 1934; and

•	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David T. Nguyen
David T. Nguyen
Treasurer and Controller
(Principal Financial Officer)

Date: November 14, 2011

A signed original of this written statement required by Section 906 has been provided to Santa Fe Financial Corporation and will be retained by Santa Fe Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.